Haynie & Company
Certified Public Accountants (a professional corporation)
50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Sigma Labs, Inc. of our report dated April 17, 2018, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Sigma Labs, Inc. for the year ended December 31, 2017.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
June 1, 2018